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                                                                   Exhibit 10.26

                                                                  3 YEAR VESTING

                       HIGHWAYMASTER COMMUNICATIONS, INC.

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT

         This AMENDED AND RESTATED STOCK OPTION AGREEMENT is entered into by and between HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), and the undersigned employee of the Company's subsidiary, HighwayMaster Corporation, (the "Optionee"). This AMENDED AND RESTATED STOCK OPTION AGREEMENT amends, restates and replaces in its entirety the prior STOCK OPTION AGREEMENT entered into between Optionee and the Company which has the same Date of Grant set forth in Section 18(a) below.

         1. Grant of Option. The Company hereby grants to the Optionee effective as of the date set forth in Section 18 hereof (the "Date of Grant"), the right and option (the "Option") to purchase up to the aggregate number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Section 18 hereof, subject to adjustment pursuant to
Section 3 hereof and subject to the Optionee's acceptance and agreement to all of the terms and conditions and restrictions described in the HighwayMaster Communications, Inc. (formerly known as HM Holding Corporation) 1994 Stock Option Plan, as amended (the "Plan"), a copy of which has been provided to the Optionee, and to the further terms, conditions and restrictions set forth below.


         2. Exercise Price. Subject to adjustment pursuant to Section 3, the exercise price payable by the Optionee upon exercise of this Option is set forth in Section 17 hereof. This AMENDED AND RESTATED OPTION AGREEMENT has been adjusted to reflect an amended stock option exercise price per share, as set forth in Section 17 hereof.

         3. Tax Status. This Option will be treated as an "incentive stock option" within the meaning of Section 422 of the Code to the extent that any portion of this Option meets the requirements of Section 422 of the Code. To the extent that any portion of this Option does not meet such Code requirements, this Option shall be deemed a nonqualified stock option.


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         4.     Exercise of Option. Subject to the terms of the Plan and this
Option Agreement, as of the Date of Grant and each of the first, second, and third anniversaries of the Date of Grant, Optionee may exercise (cumulatively) rights to acquire one-third of the Common Stock subject to the Option.

         5. Expiration of Option. This Option shall expire and cease to be exercisable on the sixth anniversary of the Date of Grant or such earlier date as may be specified in the Plan.

         6.     Termination of Affiliation.

                (a)    Subject to the following provisions of this Section 6 and
         Article VI of the Plan, this Option may not be exercised unless at the time of exercise the Optionee is an Employee of the Company or a Subsidiary.

                (b) If the Optionee's position as an Employee of the Company or a Subsidiary shall terminate for any reason other than death, and other than Termination by Employer With Notice without cause as set forth in Section 6(d) of that certain Employment Agreement entered into between Optionee and a Subsidiary of the Company as of May 29, 1998 (the "Employment Agreement"), the Optionee may exercise this Option, to the same extent it was exercisable on the date of such termination, during the 60-day period following the effective date of such termination. In no event may the Optionee exercise this Option later than the date on which the Option would have expired under Section 5 hereof.

                (c) If the Optionee's position as an Employee of the Company or a Subsidiary shall terminate by reason of Termination by Employer With Notice without cause as set forth in Section 6(d) of the Employment Agreement, the options set forth in Section 17 of this Agreement shall continue to vest as set forth in Section 4 of this Agreement, and Optionee may exercise this Option for the duration of the initial term of the Employment Agreement as set forth in Section 8 of the Employment Agreement, as if the Employee's employment not been terminated until the last day of the initial term set forth in Section 8 of the Employment Agreement. In no event may the Optionee exercise this Option later than the date on which the Option would have expired under Section 5 hereof.


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                (d)    If the Optionee's position as an Employee of the Company
         or a Subsidiary shall terminate by reason of the Optionee's death, the executor or administrator of the Optionee's estate or the person to whom this Option is transferred by will or the laws of descent or distribution may exercise this Option with respect to any or all shares covered by this Option within 60 days after the date of the Optionee's death. In no event may the Optionee or her estate exercise this Option later than the date on which the Option would have expired under
         Section 5 hereof.

         7. Procedure to Exercise. This Option may be exercised only by delivery of a written notice to the Company at its principal office, stating the number of shares of Common Stock as to which the Option is being exercised and accompanied by payment in full in cash or by certified check of the exercise price for all such shares.

         8. Nontransferability of Option. This Option shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable only by the Optionee during his lifetime.

         9. Continued Employment or Retention. Subject to the terms of any employment agreement between the Company and the Optionee, nothing herein shall confer upon the Optionee any right to be continued in the employ or retention of the Company or a Subsidiary or shall prevent the Company or Subsidiary which employs or retains the Optionee from terminating such employment in accordance with the Employment Agreement.

         10. Rights as Shareholder. Nothing herein is intended to or shall give to the Optionee any right or status of any kind as a stockholder of the Company in respect of any shares of Common Stock covered by this Option or entitle the Optionee to any dividends or distributions thereon unless and until such shares shall have been delivered to the Optionee and registered in the Optionee's name.


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         11.    Interpretation. If and when questions arise from time to time as to the intent, meaning or application of the provisions hereof or of the Plan, such questions shall be decided by the Board of Directors or the Committee in its sole discretion, and any such decision shall be conclusive and binding on the Optionee. The Optionee hereby agrees that this Option is granted and accepted subject to such condition and understanding.

         12. Investment Representation. At such time or times as the Optionee may exercise this Option, the Optionee shall, upon the request of the Company, represent in writing (i) that the shares being acquired by the Optionee will not be sold except pursuant to an effective registration statement, or applicable exemption from registration, under the Securities Act of 1933, as amended, (ii) that it is the Optionee's intention to acquire the shares being acquired for investment only and not with a view to distribution thereof, and (iii) other customary representations as the Company deems necessary or advisable. No shares will be issued unless and until the Company is satisfied as to the accuracy of such representations.

         13. Withholding of Taxes. Upon exercise of this Option (either wholly or in part), the Optionee must pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required to be withheld in connection with the issuance to the Optionee of Common Stock upon exercise of this Option.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the Optionee at the address on the signature page hereof and to the Company at the address set forth below or at such other addresses as shall be specified by the parties by like notice:

                       HighwayMaster Communications, Inc.
                       1155 Kas Drive
                       Richardson, TX  75081
                       Fax:  (972) 301-2263
                       Attn: Secretary & General Counsel


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         15.    Defined Terms. All capitalized terms used herein and not
otherwise defined shall have the meanings given them in the Plan.

         16. Confidentiality. Unless otherwise permitted by the Chairman of the Board or the President of the Company, Optionee agrees to keep confidential the terms of this Option Agreement (and the terms of any other Option Agreement with any other employee of the Company known to Optionee) and shall not disclose such terms to any other employee or otherwise.

         17. Specified Information. This Option Agreement shall apply with respect to the following specific information:

                a.   Date of Grant: MAY 29, 1998

                b.   Name of Optionee: JANA AHLFINGER BELL

                c.   Number of Shares Covered by Option: 70,000

                d.   Option Exercise Price Per Share: $1.19

IN WITNESS WHEREOF, the undersigned have executed this Option Agreement to be effective as of the Date of Grant set forth above.

                                      HIGHWAYMASTER COMMUNICATIONS, INC.

                                      By:    /s/ J. RAYMOND BILBAO
                                         ---------------------------------------
                                      Name:  J. Raymond Bilbao
                                           -------------------------------------
                                      Title: General Counsel & Secretary
                                            ------------------------------------

                                         /s/ JANA AHLFINGER BELL
                                      ------------------------------------------
                                      JANA AHLFINGER BELL, Optionee


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